Exhibit 10.1

AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

by and among

REGIONAL MANAGEMENT CORP.,

PARALLEL 2005 EQUITY FUND, LP,

PALLADIUM EQUITY PARTNERS III, L.P.

and

THE SHAREHOLDERS LISTED ON ANNEX II

Dated as of March 27, 2012

i

ii

List of Annexes

Annex I	Notices
Annex II	Continuing Shareholders

iii

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT is dated as of this 27th day of March, 2012, by and among:

(a) Regional Management Corp., a Delaware corporation (the “Corporation”);

(b) the shareholders of the Corporation listed on Annex II (such Persons, together with any Continuing Shareholder Permitted Transferees (other than the Sponsor Holders), the “Continuing Shareholders”); and

(c) each of Parallel 2005 Equity Fund, LP, a Delaware limited partnership (“Parallel”), and Palladium Equity Partners III, L.P., a Delaware limited partnership (“Palladium” and, together with Parallel, the “Sponsors”).

RECITALS

A. The Corporation has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission to cover the offer and sale of its Common Stock in an initial public offering (the “IPO”).

B. The parties hereto desire to amend and restate that certain Shareholders Agreement, dated as of March 21, 2007 (the “Original Shareholders Agreement”), by and among the Corporation and the Shareholders party thereto, in its entirety as set forth herein.

C. Certain capitalized terms used but not defined elsewhere in the text of this Agreement are defined in Article I below. The Sponsors (together with any other Sponsor Holders) and the Continuing Shareholders are from time to time referred to in this Agreement as the “Shareholders”; and the Corporation and the Shareholders will collectively be referred to as the “Parties.”

D. This Agreement sets forth the Parties’ understandings and agreements relating to the voting for and designation of Directors of the Corporation and registration rights of the Shareholders.

NOW, THEREFORE, the Parties hereto agree that, subject to Section 4.16 hereof, the Original Shareholders Agreement is hereby amended and restated to read in its entirety as follows:

I      DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the following respective meanings when used in this Agreement with initial capital letters:

“Adverse Effect”: as set forth in Section 5.1(c).

“Affiliate”: with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. With respect to any natural Person, “Affiliate” will include such Person’s parents, any descendants of such Person’s parents, such Person’s spouse, the parents of such Person’s spouse, and any descendants of the parents of such Person’s spouse (in each case, whether by blood, adoption or marriage).

“Agreement”: this Amended and Restated Shareholders Agreement, as the same may be amended from time to time in accordance with the terms of this Agreement.

“Amended and Restated Stock Purchase Agreement”: the Amended and Restated Stock Purchase Agreement, dated as of March 21, 2007 by and among Regional Holdings LLC, the Corporation and the other parties thereto, as the same may be further amended from time to time.

“Ancillary Agreements”: collectively, the “Ancillary Agreements” as defined in the Amended and Restated Stock Purchase Agreement, and in each case as amended from time to time.

“Board”: the Board of Directors of the Corporation.

“Business Day”: any day other than a Saturday or Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Bylaws”: the bylaws of the Corporation, as in effect from time to time.

“CEO”: as set forth in Section 4.17(a).

“Commission”: the Securities and Exchange Commission.

“Common Stock”: the Common Stock, par value $0.10 per share, of the Corporation.

“Committee”: as set forth in Section 4.17(a).

“Competitor”: any Person that derives a greater percentage of its consolidated revenues from the Corporation’s Line of Business anywhere in the United States than from any other source of revenue.

“Continuing Shareholder Permitted Transferee”: with respect to a Continuing Shareholder, (a) any spouse or lineal descendant of such Continuing Shareholder, (b) the heirs, executors, testamentary administrators, testamentary trustees, testamentary legatees or testamentary beneficiaries of such Continuing Shareholder or such Continuing Shareholder’s Affiliates, (c) a Person that was formed solely for the purpose of estate planning by the transferring Continuing Shareholder and in which all of the beneficial ownership interest is held by such Continuing Shareholder, such Continuing Shareholder’s Affiliates, such Continuing Shareholder’s Associates, or their spouses or their lineal descendants, (d) any Sponsor Holder or any Sponsor Permitted Transferee, (e) a Person that is entitled to receive Securities from such Continuing Shareholder as a result of any property settlement entered into, or any order issued, in connection with any divorce proceeding involving or relating to such Continuing Shareholder, provided that the Transfer has been approved by an action of the Board, or (f) the Corporation; provided that in the case of subclauses (a), (b), (c), (d) and (e), such Person agrees to become a party to and to be bound by the provisions of this Agreement that were binding on the transferor.

“Continuing Shareholders”: as set forth in the Preamble.

“Continuing Shareholder Representative”: as set forth in Section 1.2.

“Corporation”: as set forth in the Preamble.

“Corporation’s Line of Business”: the business of originating and collecting, directly and/or indirectly, consumer installment loans in principal amounts of up to $50,000 but excluding (i) loans secured by real property, (ii) credit and debit cards and (iii) “payday” or deferred presentment loans as contemplated in the South Carolina Deferred Presentment Services Act (Sections 34-39-110, et seq. of the Code of Laws of South Carolina of 1976, as amended) and the corresponding laws of other U.S. jurisdictions. For the avoidance of doubt, the Corporation’s Line of Business does not include any other services related to consumer lending such as but not limited to (a) retail sales businesses (such as but not limited to automobile, furniture or appliance retailers and regardless of whether sales are made from physical stores and/or from catalogue, internet, telephone, direct mail or other similar solicitations, catalogues or advertisements) where the retailer or an affiliate thereof provides financing to the retailer’s own customers to finance purchases of the retailer’s own goods, (b) check cashing businesses, (c) money transfer businesses, (d) financial advisory services or (e) pawn shops.

“Demand Registration”: as set forth in Section 5.1(a).

“Director”: a member of the Board.

“Escrow Agent”: any third party reasonably selected and mutually agreed upon by the Corporation and the Sponsor Panel for the purpose of holding in escrow certain funds, certificates or other documents in the manner provided in this Agreement.

“Exchange Act”: the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP”: generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.

“IPO”: as set forth in Recital A.

“Holders”: as set forth in Section 5.1(a)(ii).

“Law”: any federal, state, county, city, municipal, foreign or other government statute, law, rule, regulation, ordinance, order, code or requirement (including pursuant to any settlement agreement or consent decree) and any permit or license granted under any of the foregoing, or any requirement under the common law.

“Opportunity”: as set forth in Section 4.17(a).

“Palladium”: as set forth in the Preamble.

“Parallel”: as set forth in the Preamble.

“Parties”: as set forth in Recital C.

“Person”: an individual, a corporation, a partnership, a limited liability company, an association, a trust, a joint stock company, a joint venture, an unincorporated organization, a business entity or any governmental authority.

“Piggy-Back Registration”: as set forth in Section 5.2(a).

“Piggy-Back Shareholders”: the Sponsor Holders and the Continuing Shareholders.

“Public Offering”: the sale of shares of any class of equity securities of the Corporation to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act and underwritten by an investment banking firm of national reputation reasonably acceptable to the Corporation and the Sponsor Panel.

“Registering Shareholder”: as set forth in Section 6.1.

“Registrable Securities”: (a) all shares of Common Stock now held by or hereafter issued to the parties to this Agreement, and (b) all securities directly or indirectly issued or issuable with respect to the securities referred to in clause (a) above by way of stock dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clause (a) above. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) subject to the provisions of Article II hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Corporation, if such shares are certificated, and subsequent disposition of them shall not require registration of them under the Securities Act, and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e), (t) and (h) of Rule 144), or (iv) such securities shall have ceased to be outstanding.

“Rule 144”: Rule 144 under the Securities Act, as such rule may be amended from time to time.

“Securities”: the Common Stock and all securities directly or indirectly issued or issuable with respect to the Common Stock by way of stock dividend or other distribution and all securities issued with respect to, or in exchange for, or in replacement of any of the foregoing.

“Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Prospectus Delivery Failure”: as set forth in Section 6.3.

“Shareholder-Supplied Information”: as set forth in Section 6.3.

“Shareholders”: as set forth in Recital C.

“Significant Investment”: any investment in a Person by a Shareholder that results in such Shareholder (i) designating one or more members to the board of directors (or equivalent governing body) of such Person or (ii) otherwise acquiring the ability to exercise control over such Person.

“Sponsor Close Affiliate”: the Sponsors or any of their Subsidiaries or any successor thereto.

“Sponsor Panel”: as set forth in Section 1.3.

“Sponsor Holders”: the Sponsors, all Sponsor Permitted Transferees who hold (but only to the extent they hold) Securities originally issued to Regional Holdings LLC or Securities issued upon conversion or exchange of, or issued in respect of, Securities originally issued to Regional Holdings LLC and any other Persons who hold (but only to the extent they hold) Securities originally issued to Regional Holdings LLC or Securities issued upon conversion or exchange of, or issued in respect of, Securities originally issued to Regional Holdings LLC.

“Sponsor Permitted Transferee”: (a) any Sponsor Holder, (b) any Sponsor Close Affiliate, (c) any beneficial owner (a “Fund Investor”) of securities of the Sponsors who receives Securities in a distribution in accordance with the terms of the partnership agreement, operating agreement or other organizational documents of a Sponsor Holder to all of such Sponsor Holder’s security holders or record provided the Fund Investor pays no consideration for the distribution, or (d) a Person, the beneficial ownership interests of which are held only by Sponsor Holders and Sponsor Close Affiliates, provided that in each case, such Person agrees to become a party to and to be bound by the provisions of this Agreement that were binding on the transferor.

“Sponsors”: as set forth in the Preamble.

“Subsidiary”: with respect to any Person, (a) any corporation, of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) any limited liability company, partnership, association, or other business entity, of which a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses, or is or controls any managing member or general partner or a majority of the voting power of such limited liability company, partnership, association, or other business entity.

“Transfer”: as set forth in Section 2.1(a).

“Transferee”: any Person to whom any Shareholder Transfers any Securities other than in a sale pursuant to an effective registration statement filed by the Corporation.

“Underwriter”: a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

1.2. Continuing Shareholder Representative. The Continuing Shareholders hereby designate the “Continuing Shareholder Representative” to be the designated representative of all of the Continuing Shareholders and authorize the Continuing Shareholder Representative to exercise on their behalf all rights and powers ascribed to the Continuing Shareholder Representative in this Agreement. The initial Continuing Shareholder Representative will be Richard A. Godley, Sr. Upon the death, permanent disability or resignation of the initial Continuing Shareholder Representative, Jerry L. Shirley, Brenda F. Kinlaw and C. Glynn Quattlebaum by vote of the majority of the voting power of the Securities held by such persons remaining alive and mentally competent may designate a successor Continuing Shareholder Representative, and if none of such persons remain alive and mentally competent, the Continuing Shareholders holding a majority of the voting power of the Securities held by the Continuing Shareholders may designate a successor Continuing Shareholder Representative; provided, however, that if no Person is acting as the Continuing Shareholder Representative as of the time any action is otherwise to be taken under this Agreement by the Continuing Shareholder Representative or the Continuing Shareholders, such action may be taken on behalf of all Continuing Shareholders by written action or consent of the holders of a majority of the voting power of the Securities then held by the Continuing Shareholders. Any qualified change in the Continuing Shareholder Representative will become effective upon notice to the Corporation and the Sponsor Panel, in accordance with Section 4.3. Upon its becoming subject to this Agreement, each of the Continuing Shareholders (i) will be deemed to have released, acquitted, discharged and waived any rights, claims, demands, debts, liabilities, costs, expenses, attorneys’ fees, charges, suits, proceedings, actions or causes of action, of any kind, known or unknown, matured or unmatured, absolute or contingent, at law or in equity arising out of or related to, and (ii) shall be deemed to have agreed to indemnify and hold the Corporation, each of the Sponsors and the Sponsor Holders harmless from, any claim of or on behalf of any Continuing Shareholder arising out of any act or omission by the Continuing Shareholder Representative in connection with the actions contemplated by this Agreement. Any notice to be given to the Continuing Shareholders as “Continuing Shareholders” shall instead be given to the Continuing Shareholder Representative in accordance with Section 4.3. The Continuing Shareholder Representative shall incur no responsibility whatsoever to any Continuing Shareholder by reason of any error in judgment or other act or omission performed or omitted under this Agreement or any other agreement, instrument or document, excepting only responsibility for any act or failure to act that is finally adjudicated to constitute willful misconduct or gross negligence, and (ii) the Continuing Shareholder Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts that he determines in good faith to be experienced in the matter at issue, and any error in judgment or other act or omission of the Continuing Shareholder Representative pursuant to such advice shall in no event constitute gross negligence or willful misconduct that could under any circumstances subject the Continuing Shareholder Representative to liability to any Continuing Shareholder. The grant of authority to the Continuing Shareholder Representative provided for herein is coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of any Continuing Shareholder.

1.3. Sponsor Panel. The Sponsors hereby designate the “Sponsor Panel” to be the designated representative of the Sponsors with respect to all rights and powers ascribed to the Sponsor Panel in this Agreement. The “Sponsor Panel” shall be comprised of the individuals from time to time designated by the Sponsors in accordance with the following sentence. Each of the Sponsors shall have the right from time to time to designate a number of members of the Sponsor Panel equal to the number of Directors such Sponsor then has the right to designate pursuant to this Agreement. Any action of the Sponsor Panel shall be taken by a vote of the majority of the members of the Sponsor Panel. For the avoidance of doubt, the Parties acknowledge and agree that actions of the members of the Sponsor Panel are not taken in their capacity as directors or other fiduciary of the Corporation.

II      RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER

2.1. Transfers. (a) Each Shareholder agrees to execute a customary lock-up agreement with the underwriters in connection with the IPO, provided that the duration of the lock-up period shall not exceed 180 days. In addition, each Shareholder agrees, other than as contemplated in the registration statement therefore, (i) not to Transfer any of its Securities in a manner that would not be permitted under the terms of the Original Shareholders Agreement, (ii) not to take any other action that would not be permitted under the terms of the Original Shareholders Agreement (or if action can only be taken with the consent or approval of one or more Persons, not to take any such action without obtaining the consent(s) or approval(s) of the Person(s) specified in the Original Shareholders Agreement), or (iii) fail to take any action required to be taken by the Original Shareholders Agreement, in each of such cases (i), (ii) and (iii), prior to the earlier of (x) the consummation of the IPO and (y) the date that is ten Business Days after the date of this Agreement. For the avoidance of doubt, the ten Business Day time period set forth in clause (y) of the immediately preceding sentence shall not expire before the ten Business Day time period set forth in Section 4.16.

(b) Any and all rights and obligations under this Agreement that apply to a Shareholder will apply with equal force to any Person to whom such Shareholder Transfers (in compliance with this Agreement) Securities, and it will be a condition to any Transfer of Securities otherwise permitted by this Agreement that the Transferee execute an agreement by which the Transferee agrees to become a party to and be bound by this Agreement, and acknowledges that the Securities Transferred to such Transferee by a Shareholder will be subject to the terms of this Agreement, unless such Transfer is made (i) pursuant to an offering registered under the Securities Act, or to the public through a broker, dealer or market-maker pursuant to Rule 144 promulgated thereunder, (ii) in a transaction that will result in the termination of this Agreement or (iii) by any Sponsor Holder to the limited partners or other equity owners of such Sponsor Holder.

(c) Any attempt by a Shareholder to Transfer any Securities not in compliance with this Agreement will be null and void and any such improper Transfer will not be registered, or otherwise recognized in the Corporation’s records. No Shareholder will enter into any transaction or series of transactions for the purpose or with the effect of, directly or indirectly, denying or impairing the rights or obligations of any other Person under this Agreement, and any such transaction will be null and void and, to the extent that such transaction requires any action by the Corporation, it will not be registered or otherwise recognized in the Corporation’s records or otherwise.

(d) For so long as the transfer restrictions set forth in this Section 2.1 remain in effect, each certificate or option representing a Security subject to such restrictions and owned by any Shareholder, if certificated, will (unless otherwise permitted by the provisions of this Section 2.1(d)) include one of the following legends, as applicable, in addition to any other legends required by applicable Law or agreement:

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND VOTING AS SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION.

THE OFFER AND SALE OF THIS OPTION AND THE SECURITIES REPRESENTED BY THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS OPTION AND THE SECURITIES REPRESENTED BY THIS OPTION MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS OPTION AND THE SECURITIES REPRESENTED BY THIS OPTION ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND VOTING AS SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION.

If such Securities are not certificated, a similar notation will be made on the books and records of the Corporation.

Any Shareholder may, upon providing evidence, including an opinion of counsel reasonably satisfactory to the Corporation that such Securities either are not “restricted securities” (as defined in Rule 144) or may be sold pursuant to Rule 144(b)(1), exchange the certificate representing such Securities for a new certificate that does not bear the first sentence of the applicable legend set forth in this Section 2.1(d) or remove such notation from the books and records of the Corporation. Upon termination or expiration of the provisions of this Agreement restricting the Transfer and voting of the Securities, any Shareholder may exchange its certificate(s) representing its Securities for a new certificate that does not bear the legend set forth in the second sentence of the applicable legend set forth in this Section 2.1(d) or such notation may be removed.

(e) In order to allow the Shareholders to fulfill any beneficial ownership reporting obligations they may have, if a Shareholder acquires or disposes of the registered or beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act) of any Securities, such Shareholder shall, within two Business Days following consummation of such acquisition or disposition, deliver notice thereof to the Corporation, which the Corporation shall promptly, and in any event within two Business Days following receipt of such notice, forward to each other Shareholder.

III      VOTING AGREEMENTS

3.1. Board. (a) Each Shareholder agrees to vote (and, if necessary, to call a special meeting for that purpose) all Securities as to which it has or controls the voting rights, and to cause all Persons designated by it to vote, and to otherwise use its reasonable best efforts to cause the authorized number of Directors of the Corporation to be at least five, and to elect or cause to be elected to the Board and cause to be continued in office Directors in accordance with this Section 3.1.

If the Shareholders collectively beneficially own more than 50% of the outstanding shares of Common Stock, the Shareholders shall have the right to designate the smallest whole number of Directors that would constitute a majority of the Board. If the Shareholders collectively beneficially own 50% or less but more than 25% of the outstanding shares of Common Stock, the Shareholders shall have the right to designate a number of Directors that is one fewer than the smallest whole number that would constitute a majority of the Board. In either case, the Director designation rights will be allocated as follows:

(i)	one of such Directors shall be designated by the Continuing Shareholder Representative for so long as the Continuing Shareholders collectively beneficially own at least 5% of the outstanding shares of Common Stock; and

(ii)	the remaining Directors to be designated by the Shareholders will be divided between Parallel and Palladium in the ratio that most nearly matches the ratio of their ownership of shares of Common Stock; provided that, unless and until the ratio of the number of shares of Common Stock held by Parallel to the number of shares of Common Stock held by Palladium is less than such ratio on the date hereof, the number of Directors to be designated by Parallel will not be fewer than one fewer than the number of Directors to be designated by Palladium.

If the Shareholders collectively beneficially own 25% or less of the outstanding shares of Common Stock, Parallel will have the right to designate one Director if Parallel owns at least 5% of the outstanding shares of Common Stock, Palladium will have the right to designate one Director if Palladium beneficially owns at least 5% of the outstanding shares of Common Stock, and the Continuing Shareholder Representative will have the right to designate one Director if the Continuing Shareholders collectively beneficially own at least 5% of the outstanding shares of Common Stock.

(b) In the event of any vacancy on the Board, each Shareholder agrees to vote (and, if necessary, to call a special meeting for that purpose) all Securities as to which it has or controls the voting rights, and to cause all Persons designated by it to vote, and to otherwise use its reasonable best efforts to fill such vacancy, so that the Board will be comprised of Directors designated as provided in Section 3.1(a). Each Shareholder agrees to vote all Securities as to which it has or controls the voting rights for the removal of a Director whenever there shall be presented to the Board the written direction that such Director be removed, signed by (i) Palladium, in the case of a Director designated by Palladium, (ii) Parallel, in the case of a Director designated by Parallel, or (iii) the Continuing Shareholder Representative, in the case of a Director designated by the Continuing Shareholder Representative.

(c) The Corporation hereby agrees that it will take all necessary and desirable actions within its control to cause the election and continuation in office of the Directors designated in accordance with the foregoing provisions of this Section 3.1.

IV      MISCELLANEOUS

4.1. Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

4.2. Entire Agreement. This Agreement, the Amended and Restated Stock Purchase Agreement and the Ancillary Agreements (including the Schedules, Exhibits and Annexes hereto and thereto) constitute the entire agreement among the Parties with respect to the subject matter of this Agreement. This Agreement, the Amended and Restated Stock Purchase Agreement and the Ancillary Agreements (including the Schedules, Exhibits and Annexes hereto and thereto) supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter of this Agreement, the Amended and Restated Stock Purchase Agreement and the Ancillary Agreements. None of this Agreement, the Amended and Restated Stock Purchase Agreement and the Ancillary Agreements is intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

4.3. Notices. Any notice, request, instruction or other document required or permitted to be given under this Agreement by any Party to another Party will be in writing and will be given to such Party (a) at its address set forth in Annex I attached to this Agreement or, in the case of a Transfer permitted under this Agreement, to the address of the permitted Transferee specified by it upon notice given in accordance with the terms of this Agreement, or to such other address as the Party to whom notice is to be given may provide in a written notice to the Party giving such notice, a copy of which written notice will be on file with the Secretary of the Corporation or (b) if such Party is a Continuing Shareholder, at the address of the Continuing

Shareholder Representative set forth in Annex I or at an address specified in a written notice to the Corporation and the Shareholders by a successor Continuing Shareholder Representative. Each such notice, request or other communication will be effective (i) if given by certified mail, 72 hours after such communication is deposited in the mails with certified postage prepaid addressed as aforesaid, (ii) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, or (iii) on the date sent if sent by electronic facsimile transmission, receipt confirmed.

4.4. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

4.5. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision and such invalid, illegal or unenforceable provision will be reformed, construed and enforced as if such provision had never been contained herein and there had been contained in this Agreement instead such valid, legal and enforceable provisions as would most nearly accomplish the intent and purpose of such invalid, illegal or unenforceable provision.

4.6. Termination. This Agreement may be terminated at any time by an instrument in writing signed by the Corporation, the Sponsor Panel and the holders of a majority of the voting power of Common Stock held by the Continuing Shareholders. This Agreement shall terminate if at any time each of Parallel, Palladium and the Continuing Shareholders beneficially owns less than 5% of the outstanding Common Stock.

4.7. Successors, Assigns and Transferees. The provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Except as expressly contemplated by this Agreement, neither this Agreement nor any provision of this Agreement will be construed so as to confer any right or benefit upon any Person other than the Parties and their respective successors and permitted assigns.

4.8. Amendments; Waivers. (a) Except as otherwise provided herein, no failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement will be cumulative and not exclusive of any rights or remedies provided by Law.

(b) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given, unless the Corporation has obtained the written consent of the Sponsor Panel and the holders of a majority of the voting power of Common Stock held by the Continuing Shareholders.

4.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original with the same effect as if the signatures on each counterpart were upon the same instrument.

4.10. Remedies. The Parties acknowledge that money damages would not be adequate compensation for the damages that a Party would suffer by reason of a failure of any other Party to perform any of its respective obligations under this Agreement. Therefore, each Party agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other Party has an adequate remedy at Law.

4.11. Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in Wilmington, DE or the Delaware District Court and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 4.3 will be deemed effective service of process on such Party.

4.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4.13. After-Acquired Stock. Whenever any Shareholder becomes the record or beneficial owner of additional securities of the Corporation, such securities will be subject to all of the terms and conditions of this Agreement and the Corporation will not, without the consent of a majority of the voting power of the securities held by the Sponsor Holders and the consent of the Continuing Shareholder Representative, issue any securities that, when issued, would be held of record or beneficially by a Shareholder, unless the record and beneficial owner of such securities expressly agrees to be bound by all the terms and conditions of this Agreement.

4.14. Adjustments. In the event the Corporation shall declare a stock split, stock dividend or other distribution of capital stock in respect of, or issue capital stock in replacement of or exchange for, shares of Common Stock such shares shall be subject to this Agreement and the provisions of this Agreement providing for calculations based on the number of shares of Common Stock shall include the shares issued in respect of the Common Stock.

4.15. Certain Interpretive Matters. (a) Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to be Sections, Articles and Schedules of or to this Agreement, (ii) each of the Schedules will apply only to the corresponding Section or subsection of this Agreement, (iii) each term defined in this Agreement has the meaning assigned to it, (iv) each capitalized term not otherwise defined in this Agreement has the meaning assigned to it in the Amended and Restated Stock Purchase Agreement, (v) words in the singular include the plural and vice versa, (vi) the term “including” means “including without limitation,” (vii) all reference to $ or dollar amounts will be to lawful currency of the United

States, (viii) to the extent the term “day” or “days” is used, it will mean calendar days, (ix) the pronoun “his” refers to the masculine, feminine and neuter, (x) except to the extent expressly set forth in this Agreement, each accounting term not otherwise defined in this Agreement has the meaning ascribed to it in accordance with GAAP and (xi) the words “herein,” “hereby,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Article or other subdivision.

(b) No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or any provision of this Agreement.

(c) In the event any time period provided for in this Agreement expires on a day that is not a Business Day, such time period shall be extended until the first Business Day following the date upon which such time period would otherwise expire.

4.16. Non-Occurrence of IPO. Notwithstanding any other provision of this Agreement, in the event that the IPO is not consummated prior to the date that is ten Business Days after the date of this Agreement, then this Agreement shall automatically, with no action required by any Shareholder, on such date be amended and restated in its entirety back to the Original Shareholders Agreement and upon such automatic amendment and restatement of this Agreement, this Agreement shall be of no force and effect. Notwithstanding any other provision of this Agreement (including Section 4.8), this Section 4.16 may not be amended prior to the consummation of the IPO.

4.17. Corporate Opportunity. (a) Notwithstanding any provision of the Corporation’s Certificate of Incorporation (as it now exists or as it may be subsequently amended or replaced) to the contrary, except as described in clauses (b) or (c) below, prior to any Shareholder making any Significant Investment in any Competitor, such Shareholder shall first notify the Corporation’s Chief Executive Officer (the “CEO”) in writing of such investment opportunity (an “Opportunity”). The CEO will then determine if the Opportunity is in the interests of the Corporation and should be deemed an Opportunity that the Corporation should pursue and, if so, the CEO will refer such Opportunity to the Board and the Corporation’s management. If the CEO elects not to refer the Opportunity to the Board, the CEO shall notify such Shareholder and such Shareholder shall then be free to make such Significant Investment. Upon receiving notice of any Opportunity from the CEO, the Board and the Corporation’s management will evaluate the Opportunity with commercially reasonable promptness, and the Board will then determine whether the Corporation should pursue the Opportunity. If the Board is unable to determine whether the Corporation should pursue the Opportunity, the decision of whether the Corporation should pursue the Opportunity will be made by a majority vote of an ad hoc committee (the “Committee”), which shall be composed of all of the Directors who (x) are independent Directors pursuant to the rules of the New York Stock Exchange and (y) do not have any material direct or indirect interest in the Opportunity. Such Shareholder shall be free to make such Significant Investment unless either the Board or the Committee notifies such Shareholder not later than 21 days following the date of such Shareholder’s first notification to the CEO of such Opportunity that the Board or the Committee has determined to cause the Corporation to itself pursue the Opportunity.

(b) Notwithstanding clause (a) above, any Shareholder may make any Significant Investment in a Competitor without complying with the procedures in clause (a) above if, from the time the Shareholder first learned of the opportunity to make such Significant Investment until the Shareholder no longer holds such Significant Investment, no Director designated by such Shareholder pursuant to Section 3.1 serves on the Board (unless the Board shall otherwise determine). For the avoidance of doubt, a Shareholder may make a Significant Investment in a Competitor if the Corporation has determined not to pursue such opportunity, whether or not any Director designated by such Shareholder is then serving on the Board.

(c) This Section 4.17 shall cease to be of any further force and effect if the Continuing Shareholders cease to beneficially own in the aggregate at least 5% of the then outstanding Common Stock.

V      REGISTRATION RIGHTS

5.1. Demand Registration.

(a) Either of the Sponsors may, at any time, make a written request (together with any other Sponsor Holder that such Sponsor includes in such request, the “Demand Sellers”) that the Corporation effect the registration under the Securities Act of all or any portion of any such Demand Sellers’ Registrable Securities and specifying the intended method of disposition of such securities. The Corporation will promptly give written notice of such requested registration (a “Demand Registration”) at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Sponsor Holders and all Piggy-Back Shareholders. Any Sponsor may elect to join in the request of a Demand Seller that the Corporation effect the registration under the Securities Act of all or any portion of any Registrable Securities of such Sponsor or any other Sponsor Holder that such Sponsor includes in such request and specifying the intended method of disposition of such securities, whereupon such Sponsor shall be deemed to be a Demand Seller on a pari passu basis with the other Demand Sellers. Upon receiving such requests, the Corporation will use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) the Registrable Securities then held by the Demand Sellers that the Corporation has been so requested to register by the Demand Sellers; and

(ii) all other Registrable Securities that any other Shareholder entitled to request the Corporation to include their Registrable Securities in a Piggy-Back Registration (all such Shareholders, together with the Demand Sellers, the “Holders”) has requested the Corporation to register by written request received by the Corporation within 30 days after the receipt by such Holders of such written notice given by the Corporation;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities to be so registered.

Promptly after the expiration of the 30-day period referred to in paragraph (ii) of this Section 5.1(a), the Corporation will notify all the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registrable Securities requested to be included therein. The Demand Sellers requesting a registration under this Section 5.1(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request without liability to any of the other Holders by providing a written notice to the Corporation revoking such request, in which case such request shall not be considered a Demand Registration.

(b) A registration requested pursuant to this Section 5.1 shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder).

(c) If a Demand Registration involves a Public Offering and the managing Underwriter for such offering advises the Corporation and the Holders who have requested to participate in such Public Offering, in writing, that, in its view, the number of securities requested to be included in such registration, or the type of securities requested to be included in such registration (including, in each case, shares of Registrable Securities requested to be included by the Demand Sellers and shares of Registrable Securities requested to be included by other Holders pursuant to Section 5.2), would have an adverse effect on such offering, including the price at which such securities can be sold (an “Adverse Effect”), the Corporation will include in such registration the largest number of Registrable Securities that, in the opinion of the managing Underwriter for such offering, can be sold in the priorities listed below without causing an Adverse Effect, as follows:

(i) first, all Registrable Securities requested to be included in such registration by the Demand Sellers and any Continuing Shareholder (allocated, if necessary not to cause an Adverse Effect on the offering, pro rata among such Holders on the basis of the relative number of shares of Registrable Securities requested to be included in such registration by such Holders); and

(ii) second, all Registrable Securities to be included in such registration by any other Holder (allocated, if necessary not to cause an Adverse Effect on the offering, pro rata among such other Holders on the basis of the relative number of shares of Registrable Securities requested to be included in such registration by such other Holders).

(d) The Corporation shall not be required to effect any Demand Registration if the Board determines in good faith that due to business or market conditions or the business or financial condition of the Corporation it is inappropriate at such time to undertake a Public Offering; provided, that the Corporation may elect not to effect registration on such grounds only once in any twelve-month period beginning on the date of such election by the Corporation. If the Corporation exercises its right pursuant to this Section 5.1(d), the Corporation shall effect such registration within one year following the request for registration.

5.2. Piggy-Back Registration.

(a) If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of any shares of Common Stock by the Corporation (i) for its own account (other than a registration on Form S-8 or Form S-4 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any holder of Registrable Securities, then the Corporation will give written notice of such proposed filing to Piggy-Back Shareholders holding Registrable Securities as soon as practicable (but in any event not less than 30 days before the anticipated filing date), and such notice will offer such Piggy-Back Shareholders the opportunity, subject to the limitations provided in Section 5.2(b), to register such number of shares of Registrable Securities owned by Piggy-Back Shareholders as the Piggy-Back Shareholders may request on the same terms and conditions as the registration of the Corporation’s or other Holder’s Registrable Securities (a “Piggy-Back Registration”). The Piggy-Back Shareholders will be permitted to withdraw all or part of the Registrable Securities from a Piggy-Back Registration at any time prior to the effective date of the Piggy-Back Registration. Subject to the foregoing, upon the written request of any Piggy-Back Shareholder made within 30 days after the receipt of notice from the Corporation (which request shall specify the number of Registrable Securities intended to be disposed of by such Piggy-Back Shareholder), the Corporation will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Corporation has been so requested to register by such Piggy-Back Shareholders, to the extent required to permit the disposition of the Registrable Securities to be so registered; provided, that (A) if such registration involves a Public Offering, all such Piggy-Back Shareholders requesting to be included in the Corporation’s registration must sell their Registrable Securities to the Underwriters selected as provided in Section 6.6(e) on the same terms and conditions as apply to the Corporation and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 5.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register such Registrable Securities, the Corporation shall give written notice to all such Piggy-Back Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of the Shareholders under Section 5.1). No registration effected under this Section 5.2 shall relieve the Corporation of its obligations to effect a Demand Registration to the extent required by Section 5.1.

(b) If a registration pursuant to this Section 5.2 involves a Public Offering (other than in the case of a Public Offering requested by a Sponsor in a Demand Registration, in which case the provisions of Section 5.1(c) shall apply) and the managing Underwriter for such offering advises the Corporation that, in its view, the number or type of securities intended to be included in such registration could have an Adverse Effect on such offering, the Corporation will include in such registration the largest number of Registrable Securities entitled to be included and requested to be included in such offering that, in the opinion of the managing Underwriter for such offering, can be sold without causing an Adverse Effect in the following priority:

(i) first, all of the securities proposed to be sold by the Corporation;

(ii) second, all Registrable Securities requested to be included in such registration by the Sponsor Holders and any Continuing Shareholders (allocated, if necessary not to cause an Adverse Effect on the offering, pro rata among such Holders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by such Holders); and

(iii) third, all Registrable Securities requested to be included in such registration by any other Holder (allocated, if necessary not to cause an Adverse Effect on the offering, pro rata among such other Holders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by such other Holders).

(c) Without the written consent of the holders of a majority of the voting power of the outstanding Registrable Securities held by the Sponsor Holders and the Continuing Shareholder Representative, the Corporation will not grant to any Person the right to request the Corporation to register any securities of the Corporation under the Securities Act unless the rights so granted are expressly subordinate to the rights of the Sponsor Holders and the Continuing Shareholders set forth in this Agreement, and, if exercised, would not otherwise conflict or be inconsistent with the provisions of this Agreement.

5.3. Holdback Agreements. If any registration of Registrable Securities shall be in connection with a Public Offering, the Corporation and the Shareholders agree not to effect any sale or distribution, including any sale pursuant to Rule 144, of any securities of the Corporation (other than as part of such Public Offering) during the 14 days prior to the effective date of such registration statement or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing Underwriter and the Corporation and (ii) 180 days; provided, however, this Section 5.3 will not be applied to prohibit the Shareholders from selling or distributing any securities of the Corporation for more than 180 days in any 12-month period. The provisions of this Section 5.3 will not apply to the actions of third-party investment managers and advisers and other third-party fiduciaries in exercising discretionary authority with respect to any assets of any qualified pension trust or its Affiliates. The Corporation will use its reasonable best efforts to ensure that all shares of its capital stock held by its officers and directors will be subject to market stand-off or holdback agreements on terms substantially similar to those described in this Section 5.3.

5.4. Registrations on Form S-3. (a) If (i) the Corporation shall receive a written request (specifying that it is being made pursuant to this Section 5.4) from a Shareholder that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of Registrable Securities the reasonably anticipated price to the public of which would equal or exceed $1,000,000 and (ii) the Corporation is a registrant entitled to use Form S-3 to register such shares, then the Corporation shall use its reasonable best efforts to cause such shares to be registered on Form S-3 (or any successor form to Form S-3) and such request for registration will not be deemed a Demand Registration request.

(b) If a registration pursuant to Section 5.4(a) is requested to be effected as a “shelf’ registration, then, notwithstanding anything to the contrary contained in this Agreement,

the Corporation will keep the registration statement filed in respect of that request effective until the earlier of (i) the date on which all Registrable Securities included in such request have been sold and (ii) the date that is 12 months following the effective date of such registration statement.

(c) The rights of the Shareholders to registration under this Section 5.4 are in addition to, and not in lieu of, their rights to registration under Section 5.1 and Section 5.2.

VI      REGISTRATION PROCEDURES

6.1. Filings; Information. Subject to the limitations set forth in Article V, whenever any Shareholder (the “Registering Shareholder”) requests that any Registrable Securities be registered pursuant to Section 5.1, Section 5.2 or Section 5.4, the Corporation will use its reasonable best efforts to effect the registration of such Registrable Securities as promptly as is practicable, and in connection with any such request:

(a) The Corporation will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Corporation then qualifies and that counsel for the Corporation deems appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days (or any longer period of time required under this Agreement); provided, however, that if the Corporation furnishes to the Registering Shareholder a certificate signed by the Corporation’s Chief Executive Officer, President or any Vice President stating that in his good faith judgment it would be detrimental or otherwise disadvantageous to the Corporation or its Shareholders for such a registration statement to be filed as expeditiously as possible, the Corporation will be entitled to postpone the filing of such registration statement for a reasonable period of time following the date on which the Corporation receives the Registering Shareholder’s request for registration in accordance with Section 5.1 or Section 5.4, but the aggregate of such periods of time shall not exceed 90 days during any 12-month period unless the Corporation invokes its rights under Section 5.1(d).

(b) The Corporation will, if requested by a Registering Shareholder, at least five Business Days prior to filing such registration statement or prospectus or any amendment or supplement thereto, furnish to the Registering Shareholder, if any, copies of such documents, which documents will be subject to the review of the Registering Shareholder and the applicable Underwriters, and the Corporation will not file any registration statement or any amendment thereto, or any prospectus or any supplement thereto (excluding any documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein) to which the Registering Shareholder or the managing Underwriter, if any, may reasonably object on a timely basis; and thereafter the Corporation will furnish to the Registering Shareholder and each such Underwriter, if any, such number of copies of such registration statement and any amendment and any supplement to such registration statement (in each case including all exhibits to such registration statement and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) and any amendment or supplement thereto as the Registering Shareholder or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities. Notwithstanding the foregoing, no Registering Shareholder shall be under any obligation to review or comment upon any registration statement or prospectus or any amendments or supplements thereto, except to the extent related to Shareholder-Supplied Information supplied by or on behalf of such Registering Shareholder.

(c) The Corporation shall promptly take such action as may be necessary so that (i) each registration statement and any amendment thereto and the prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, as in effect at any relevant time, (ii) each registration statements and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) each prospectus forming a part of any registration statement, and any amendment or supplement to such prospectus, in the form delivered to purchasers of the Registrable Securities does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that nothing in this Agreement will impose liability or responsibility upon the Corporation to the extent related to Shareholder-Supplied Information used in a registration statement, prospectus or any amendment or supplement thereto substantially in the form provided or approved by the Shareholder supplying the Shareholder Supplied Information. After the filing of the registration statement, the Corporation will promptly notify the Registering Shareholder of any stop order issued or, to the Corporation’s knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Corporation will endeavor to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Registering Shareholder reasonably requests; provided, however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(e) The Corporation will as promptly as is practicable notify the Registering Shareholder at any time when a prospectus relating to the sale of the Registrable Securities is required by Law to be delivered in connection with sales by an Underwriter or dealer of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated in such prospectus or necessary to make the statements in such prospectus, in the light of the circumstances under which they were made, not misleading and promptly make available to the Registering Shareholder and to the Underwriters any such supplement or amendment. The Registering Shareholder agrees that, upon receipt of any notice from the Corporation of the occurrence of any event of the kind described in the preceding sentence, the Registering Shareholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Registering Shareholder and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Corporation, the Registering Shareholder will deliver to the Corporation all copies, other than permanent file copies then in the Registering Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Corporation gives such notice, the Corporation will extend the period during which such registration statement will be continued effective as provided in Section 5.1(a) by the number of days during the period from and including the date of the giving of such notice to the date on which the Corporation makes available to the Registering Shareholder such supplemented or amended prospectus.

(f) The Corporation will enter into an underwriting agreement in customary form and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

(g) The Corporation will use its reasonable efforts to furnish to each Registering Shareholder and to each Underwriter a signed counterpart, addressed to each such Registering Shareholder or such Underwriter, of (i) an opinion or opinions of counsel to the Corporation and (ii) a comfort letter or comfort letters from the Corporation’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Registering Shareholder or the managing Underwriter may reasonably request. If the Corporation receives any such opinions or comfort letters, the Corporation will furnish them to each Registering Shareholder and to each Underwriter, addressed to each Underwriter, and the Corporation will use its reasonable efforts to cause any such opinions and comfort letters to also be addressed to each Registering Shareholder.

(h) The Corporation will cooperate with the Registering Shareholders and the managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable the Registrable Securities to be in such denominations and registered in such names as the managing Underwriters, if any, may request at least two Business Days prior to any sale of Registrable Securities to the Underwriters.

(i) The Corporation will make available for inspection by a representative of the Registering Shareholders, any Underwriter participating in any disposition of Registrable Securities and any attorney or accountant retained by the Registering Shareholders or Underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation and its Subsidiaries, and cause the officers, directors and employees of the Corporation and its Subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration statement; provided, however, that any records, information or documents that are designated by the Corporation in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by those Persons unless (i) those records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of those records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, or (iii) disclosure of those records, information or documents, in the opinion of counsel to such Person, is otherwise required by Law (including, without limitation, pursuant to the requirements of the Securities Act).

(j) The Corporation will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) The Corporation will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed or, if not so listed, on a national securities exchange.

(l) The Corporation will use its reasonable best efforts to cause its directors, officers and other appropriate employees to participate in any presentations regarding any Public Offering reasonably requested by the Registering Shareholders or the managing Underwriter or Underwriters participating in the disposition of those Registrable Securities.

(m) The Corporation may require the Registering Shareholder to promptly furnish in writing to the Corporation such information regarding the Registering Shareholder, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time reasonably request or as may be legally required in connection with such registration.

6.2. Registration Expenses. Except as otherwise provided in this Agreement, expenses incurred in connection with any registration made or requested to be made pursuant to Article V will be borne by the Corporation, whether or not any such registration statement becomes effective, to the extent permitted by applicable law. Each Shareholder will pay, on a pro rata basis based on the number of such Shareholder’s Registrable Securities (in the case of convertible securities, determined on an as-converted basis) included in the registration, any underwriting fees, discounts or commissions attributable to the sale of such Shareholder’s Registrable Securities.

6.3. Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless each Shareholder registering shares pursuant to Section 5.1, Section 5.2 or Section 5.4, its officers, partners, members and directors, and each Person, if any, who controls each such Shareholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and such controlling Person’s officers, partners, members and directors from and against any and all losses, claims, damages, liabilities and expenses (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation will have furnished any amendments or supplements to such registration statement or prospectus) or any preliminary prospectus, or caused by any omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated in such registration statement or prospectus or necessary to make the statements in such registration statement or prospectus not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing (or not furnished as may be the case with omissions) to the Corporation by or on behalf of such Shareholder expressly for use in such registration statement or prospectus (“Shareholder-Supplied Information”); provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus will not inure to the benefit of any Shareholder if a copy of the current prospectus was not provided to the applicable purchaser by such Shareholder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability (“Shareholder Prospectus Delivery Failure”). The Corporation also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 6.3.

6.4. Indemnification by Shareholders. Each Shareholder registering shares pursuant to Section 5.1, Section 5.2 or Section 5.4 agrees, severally, but not jointly, to indemnify and hold harmless the Corporation, its officers and directors and each Person, if any, who controls the Corporation (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and such controlling Person’s officers and directors to the same extent as the foregoing indemnity from the Corporation to such Shareholder, but only with reference to information related to such Shareholder furnished in writing by or on behalf of such Shareholder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto or any preliminary prospectus and only up to the amount of net proceeds actually received by such Shareholder in the subject offering. Each such Shareholder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Corporation provided in this Section 6.4.

6.5. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) is instituted involving any person in respect of which indemnity may be sought pursuant to Section 6.3 or Section 6.4, such Person will promptly notify the Person against whom such indemnity may be sought in writing (provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Article VI, except to the extent that it has been materially prejudiced by such failure) and the indemnifying party upon request of the indemnified party will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to the proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of such counsel will be paid by the Corporation. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses will be reimbursed as they are incurred. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party will indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding, unless (i) such settlement includes an unconditional release of such indemnified party from all liability with respect to claims that are the subject matter of such proceeding, (ii) such settlement does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, and (iii) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

6.6. Contribution.

(a) If the indemnification provided for in this Agreement is for any reason unavailable to the indemnified parties in respect of any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each such indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnified party, on the one hand, and the indemnifying party or indemnifying parties, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnified party, on the one hand, and the indemnifying party or indemnifying parties, on the other hand, will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Corporation and each Shareholder registering Registrable Securities pursuant to Section 5.1, Section 5.2 or Section 5.4 agree that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding subsection will be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.6, no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder registering shares pursuant to Section 5.1, Section 5.2 or Section 5.4 will be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(c) Participation in Underwritten Registrations. No Person may participate in any underwritten registration unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled under this Agreement to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

(d) Rule 144. Subject to the restrictions on transfer set forth in this Agreement, the Corporation will file any reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as the Sponsor Holders or the Continuing Shareholder Representative may reasonably request to the extent required from time to time to enable the Sponsor Holders or the Continuing Shareholders to sell securities of the Corporation without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Exchange Act, as such rule may be amended from time to time, or other appropriate rule or regulation adopted by the Commission. Upon the request of the Sponsor Holders or the Continuing Shareholder Representative, the Corporation will deliver to the Sponsor Holders and the Continuing Shareholder Representative a written statement as to whether the Corporation has complied with such reporting requirements.

(e) Selection of Underwriters. If any of the Registrable Securities are to be sold in a Public Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected (i) in the case of a Demand Registration pursuant to Section 5.1, by the Demand Sellers, and (ii) in the case of a Piggy-Back Registration pursuant to Section 5.2, by the Corporation; provided, in each case, that such investment banker or manager shall be reasonably satisfactory to the holders of a majority of the voting power of the Registrable Securities held by the Sponsor Holders.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

REGIONAL MANAGEMENT CORP.

By:	/s/ Michelle Masters
	Name:	Michelle Masters
	Title:	SVP/Corporate Secretary

PARALLEL 2005 EQUITY FUND, LP

By:	/s/ F. Barron Fletcher, III
	Name:	F. Barron Fletcher
	Title:	Authorized Person

PALLADIUM EQUITY PARTNERS III, L.P.

By:	Palladium Capital Management III, L.L.C., its Advisor

By:	/s/ Erik A. Scott
	Name:	Erik A. Scott
	Title:	Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

Richard A. Godley, Sr. Revocable Trust

By:	/s/ Richard A. Godley
Richard A. Godley, Trustee

/s/ Vanessa Bailey Godley
Vanessa Bailey Godley

/s/ William T. Godley
William T. Godley

/s/ Cathleen McVeigh
Cathleen McVeigh, Sr. Vice President on behalf of U.S. Trust Company of Delaware, solely in its capacity as trustee of the Tyler Godley 2011 Irrevocable Trust

/s/ Jerry L Shirley
Jerry L. Shirley

/s/ Brenda F. Kinlaw
Brenda F. Kinlaw

/s/ C. Glynn Quattlebaum
C. Glynn Quattlebaum

/s/ Sherri Quattlebaum
Sherri Quattlebaum

/s/ Jesse W. Geddings
Jesse W. Geddings

Pamela Denise Godley Revocable Trust

By:	/s/ Pamela Denise Godley
Pamela Denise Godley, Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

ANNEX I

Notices

To the Corporation:

Regional Management Corp.

509 West Butler Road

Greenville, South Carolina 29607

Fax: (864) 422-8035

Attn: Thomas F. Fortin

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Fax: (212) 455-2502

Attention: Joshua Ford Bonnie

To the Continuing Shareholder Representative:

Richard A. Godley, Sr.

2824 Knighton Chapel Road

Fountain Inn, South Carolina 29644

with a copy to:

Wyche, P.A.

44 E. Camperdown Way

Greenville, South Carolina 29601

Fax: (864) 239-8900

Attention: Eric K. Graben

To Parallel:

Parallel Investment Partners, LP

2100 McKinney Avenue, Suite 1200

Dallas, Texas 75201

Fax: (214) 740-3630

Attention: F. Barron Fletcher, III

with a copy to:

Jones Day

717 Texas, Suite 3300

Houston, Texas 77002

Fax: (832) 239-360

Attention: J. Mark Metts

To Palladium:

Palladium Equity Partners III, L.P.

1270 Avenue of the Americas, 22nd Floor

New York, New York 10020

Fax: (212) 218-5155

Attention: David Perez and Erik A. Scott

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Fax: (212) 455-2502

Attention: Joshua Ford Bonnie

Annex II

Continuing Shareholders

Richard A. Godley, Sr. Revocable Trust

Vanessa Bailey Godley

William T. Godley

The Tyler Godley 2011 Irrevocable Trust, dated March 28, 2011

Jerry Shirley

Brenda F. Kinlaw

C. Glynn Quattlebaum and Sherri Quattlebaum

Jesse W. Geddings

Pamela Denise Godley Revocable Trust